RedChip Companies Inc.

and Aurelius Consulting Group

Joint Marketing Agreement

This AGREEMENT (the “Agreement”) is made and entered into this 19 day of September 2006 (the “Effective Date”), by and between RedChip Companies Inc. and Aurelius Consulting Group, Inc., located at 541 S. Orlando Aye, Suite 206, Maitland, Florida 32751 (hereinafter referred to as “ACG/RC”), on the one hand, and MFC Development Corp., a.k.a. Vertical Branding (hereinafter referred to as “The Company”), located at 11872 La Grange Avenue, 1 Floor, Los Angeles, CA 90025, on the other hand.

WITNESSETH:

For and in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. ENGAGEMENT

The Company hereby retains ACG/RC as an independent contractor to provide investor relations services, and ACG/RC hereby agrees to provide such services to the Company, upon the terms and conditions hereinafter set forth.

2. TERM

The initial term of this Agreement shall commence on the Effective Date and continue until September 30, 2007, unless terminated earlier as provided below (the “Term”). The Company may, at any time after January 1, 2007, terminate this Agreement for any reason by providing ACG/RC with written notice not less than thirty (30) days prior to the effective date of termination. Notwithstanding anything to the contrary, either party may terminate this Agreement at any time on written notice to the other party in the event of such other party’s material breach of this Agreement, provided that, with respect to a breach which is curable, such termination shall only be effective if the subject breach remains uncured for a period often (10) days after provision of notice thereof.

3. DUTIES AND OBLIGATIONS OF ACG/RC

ACG/RC shall have the following duties and obligations under this Agreement.

3.1 ACG/RC will introduce the Company to its broker network; disseminate information about the Company; quantify book buying activity; and as appropriate, organize teleconferences, city-wide broker conferences, and on-site due diligence meetings with select groups of brokers, micro-cap analysts and fund managers; and focus on creating consistent increases in daily trading activity.

3.2 ACG/RC will be available to the Company to field any calls from firms, individual investors/shareholders and brokers inquiring about the Company.

3.3 ACG/RC will work to bring on new market makers.

3.4 The Company will receive the RC Visibility Package, which includes a RedChip Research Report, delivered no later than October 31, 2006 and distributed to 50,000 investors (see proposal for full details of distribution). It is understood and agreed that the Research Report and any opinions or recommendations

Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751
(407) 644-4256 phone * (407) 644-0758 fax
www.runonideas.com

contained therein, are not statements of the Company and Red Chip agrees that such opinions or recommendations will be based on the objective and independent conclusions of its researchers and analysts. The Company will also have the right to distribute such report to whom it desires.

3.5 RC will write an exclusive 4 page newsletter on the Company and direct mail it to10,000 RedChip investors on date to be mutually agreed upon by the Company and RedChip.

3.6 ACG/RC will report to the Company the results of its efforts no less frequently than Monthly or more frequently as requested by the Company, and in sufficient detail, as to permit the Company to evaluate the effectiveness of ACG/RC’s services.

3.7 ACG/RC will at all times relevant to this Agreement and the services to be provided hereunder comply with all applicable laws and regulations, including but not limited to federal and state laws and regulations governing the marketing, promotion and sale of securities.

4. ACG/RC’S COMPENSATION

The Company hereby covenants and agrees to pay ACG/RC as follows during the Term hereof:

4.1 For the Aurelius Specialist Marketing Services, (a) $7500 per month payable in cash at the beginning of each calendar month of the Term, provided that the initial monthly payment shall be $5000 (a $5000 discount has been applied to the initial payment) shall be due immediately upon execution of this Agreement covering October 2006 and the pro-rated portion of September 2006, and (b)$7500 per month payable in unregistered, restricted common stock of the Company, issued in quarterly installments within five (5) business days of the beginning of each calendar quarter of the Term, beginning October 1, 2006, with the number of shares to be issued based on the VWAP for the Company’s common stock during the ten (10) trading days prior to end of the preceding calendar quarter.
4.2 $32,400 (10% discount) for the RedChip Visibility Program, including the RedChip Visibility Research Report and Newsletter, payable upon execution of this Agreement.

4.3 $4,800.00 for the RedChip Small-Cap Conference in Santa Monica, California November 1-2, 2006 (note: 20% discount from standard price of $5999.00), payable upon execution of this Agreement.

5. ACG/RC’S EXPENSES AND COSTS

The Company shall pay all costs of food, beverage and rental of facility for broker/investor meetings provided all the above activities and budget were pre-approved by the Company, for meetings approved in advance by the Company.

6. COMPANY’S DUTIES AND OBLIGATIONS

The Company shall have the following duties and obligations under this Agreement:

6.1 Cooperate fully and timely with ACG/RC so as to enable ACG/RC to perform its obligations under this Agreement.

6.2 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by ACG/RC and inform ACG/RC of any inaccuracies of which it is aware contained therein prior to the dissemination of such materials. It is understood and agreed that Company review of research materials and reports will be limited to correction of factual errors.

6.3 Give full disclosure of all material facts concerning the Company to ACG/RC and update such information on a timely basis, subject to the Company’s reporting and disclosure restrictions and obligations under applicable securities laws and regulations or those of any exchange or quotation system

Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751
(407) 644-4256 phone * (407) 644-0758 fax
www.runonideas.com

with which the Company is listed.

7. NONDISCLOSURE

Except as may be required by law, or in the course of the Company’s normal business, the Company shall not disclose the contents and provisions of this Agreement to any individual or entity without ACG/RC’s consent.

Company shall instruct its officers, directors, employees, agents and affiliates of this obligation. If the Company shall provide any information to ACG/RC for background or other purposes which it shall identify as confidential or non-public information, ACG/RC shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one year thereafter, and ACG/RC shall inform its employees, agents, officers, directors and agents of this obligation.

8. MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

8.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

8.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both Parties.

8.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of alike or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

8.5 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

8.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

8.7 Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and permitted assigns. This Agreement may not be assigned by either Party without the written consent of the other Party.

8.8 Currency. In all instances, references to monies used in this agreement shall be deemed to be United States dollars.

9. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751
(407) 644-4256 phone * (407) 644-0758 fax
www.runonideas.com

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

MFC DEVELOPMENT CORP. a.k.a VERTICAL BRANDING CORP.

By /s/ Nancy Duitch

Duly Authorize

Nancy Duitch

Print Name

CONFIRMED AND AGREED

AURELIUS CONSULTiNG GROUP, INC. /REDCIIIP COMPANIES INC.

By: /s/ Dave Gentry	/s/ Jon C. Cunningham

Duly Authorized	Witness
Dave Gentry	Jon C. Cunningham
Print Name	Print Name

Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751
(407) 644-4256 phone * (407) 644-0758 fax
www.runonideas.com